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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Amendment No. 1 to the registration statement on Form S-3 (File No. 333-75561) of our reports dated February 19, 1999, except as to the information in Note W for which the date is February 25, 1999, on our audits of the financial statements and financial statement schedule of Sepracor Inc. which are incorporated by reference and included in, respectively, the 1998 Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts".



                                         /s/ PricewaterhouseCoopers LLP
                                         ------------------------------------
                                             PricewaterhouseCoopers LLP


Boston, Massachusetts
June 1, 1999